UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 16, 2007

MANPOWER INC.

(Exact name of registrant as specified in its charter)

Wisconsin	1-10686	39-1672779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5301 North Ironwood Road Milwaukee, Wisconsin	53217
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (414)  961-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.

Other Events.

On or about November 16, 2007, Manpower Inc. (the “Company”) received a Statement of Objections from French authorities in connection with their investigation of the Company.  As announced in November 2004, French authorities commenced an investigation at the Company’s headquarters in France.  According to the search warrant, the investigation stems from a complaint submitted during 2003 to the European Commission and subsequently transferred to France’s Direction Generale de la Concurrence, de la Consommation et de la Repression des Fraudes, a body from the French Financial Department that investigates frauds and competition violations.  The Statement of Objections alleges information sharing between the Company and its competitors.

A Statement of Objections is a further step in the proceedings under French competition law with respect to the matter.  The Company will have the opportunity and intends to respond to the allegations made in the Statement of Objections as the proceedings continue.  At this time, the Company is not able to predict the outcome of the matter.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 16, 2007	MANPOWER INC.

By:/s/ Michael J. Van Handel
Michael J. Van Handel Executive Vice President, Chief Financial Officer and Secretary